EXHIBIT 10.67(a)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit, as indicated by “[*]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDMENT No.1 TO PURCHASE AGREEMENT COM0190-10

This Amendment No.1 to Purchase Agreement COM0190-10, dated as of March 11, 2011 (“Amendment No. 1”) relates to the Purchase Agreement COM0190-10 (the “Purchase Agreement”) between Embraer S.A. (formerly known as Embraer - Empresa Brasileira de Aeronáutica S.A.) (“Embraer”) and Republic Airline Inc. (“Buyer”) dated November 3rd, 2010 (collectively referred to herein as “Agreement”). This Amendment No. 1 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No.1 sets forth additional agreements between Embraer and Buyer related to the Conditional Aircraft.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No.1, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No.1 and the Purchase Agreement the terms, conditions and provisions of this Amendment No.1 shall control.

WHEREAS, Buyer has requested that [ Confidential] be extended, and Embraer is willing to agree to such an extension;

WHEREAS, in connection with the Parties' agreement above mentioned, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.	DEFINITIONS
Article 1.15 of the Purchase Agreement shall be deleted and replaced by the following:
“1.15 “Embraer”: shall mean Embraer S.A., a Brazilian corporation organized and existing under the laws of Brazil with its principal place of business at Av. Brigadeiro Faria Lima, 2170, São José dos Campos, SP, Brazil.”

* Confidential

2.	CONDITIONAL AIRCRAFT
Articles 22.2 and 22.3 of the Purchase Agreement shall be deleted and replaced by the following:

“22.2    Buyer and Embraer shall amend this Agreement to convert each Conditional Aircraft to Firm Aircraft, provided that [ Confidential]

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3.	COUNTERPARTS
This Amendment No.1 may be executed in counterparts, which together shall constitute a single instrument and shall be governed by and construed in accordance with the laws of the State of New York.

4.	MISCELLANEOUS
All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 1 shall remain valid in full force and effect without any change.

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* Confidential

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No.1 to Purchase Agreement to be effective as of the date first written above.

Embraer S.A.	Republic Airline Inc.
By /s/ Paulo Cesar de Souza de Silva Name: Paulo Cesar de Souza de Silva Title: Executive Vice President Airline Market	By /s/ Bryan K. Bedford Name:Bryan K. Bedford Title: President and CEO
By/s/ Artur Coutinho Name:Artur Coutinho Title:Executive Vice President of Industrial Operations	Date: Place:
Date: Place:

Witness: /s/ Carlos Martin Dutra            Witness: /s/ Lars-Erik Arnell

Name: Carlos Martin Dutra             Name: Lars-Erik Arnell

* Confidential